Exhibit 3(1)

                        CERTIFICATE OF AMENDMENT OF
                   RESTATED ARTICLES OF INCORPORATION OF
                         (after issuance of stock)

                          Largo Vista Group, Ltd.

The undersigned Daniel J. Mendez (President) and Albert N. Figueroa (Secretary) do hereby certify:

      1. The Board of Directors of said Corporation at a meeting duly convened, held on the 27th day of September, 1999, adopted a resolution to amend the Restated Articles of Incorporation as follows:

     Article IV is hereby amended to read as follows:

                                ARTICLE  IV

      STOCK:    The aggregate number of shares which the Corporation  shall have the authority to issue is 400,000,000 shares at a par value of $.001 per share. All stock when issued shall be fully paid and non-assessable.

      No holder of shares of common stock of the Corporation shall be entitled, as such, to any pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the Corporation may now or thereafter be authorized to issue. The Board of Directors of the Corporation may, however, by resolution determine that any unissued securities of the Corporation shall be offered for subscription solely to the holders of common stock of the Corporation or solely to the holders of any class or classes of such stock in such proportions based on stock ownership as said Board at its discretion may determine.

      Each share of common stock shall be entitled to one vote at stockholders meetings, either in person or by proxy. Cumulative voting in elections of Directors and all other matters brought before stockholders meeting, whether they be annual or special, shall not be permitted.

      2. The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 57.28%; that said changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon

      IN WITNESS WHEREOF, We have subscribed our names this 27th day of September, 1999.


______________________________________
Daniel J. Mendez, President

______________________________________
Albert N. Figueroa, Secretary/Treasurer


STATE OF CALIFORNIA                     )
                                        : ss
                                        )
COUNTY OF __________________________________________)

On  the  _________ day of ________________________________________, 19____,
before                                                                  me,
_____________________________________________________________________
personally                                                         appeared
___________________________________________________________________________
_____________
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.


_________________________________________
Notary Public








                    RESTATED ARTICLES OF INCORPORATION

                        As Amended December 7, 1998

                          LARGO VISTA GROUP, LTD.

      We, the undersigned natural persons of the ages of twenty-one (21) or more, acting as Directors and Officers of Largo Vista Group, Ltd., a Corporation formed under the General Corporation Law of Nevada, adopt the following Restated Articles of Incorporation:

                                ARTICLE  I

     NAME:   The name of the Corporation is LARGO VISTA GROUP, LTD.

                                ARTICLE  II

      REGISTERED OFFICE AND AGENT: The address of the Corporation's principal office is ONE EAST FIRST STREET, RENO, WASHOE COUNTY, NEVADA 89501. The initial agent for service of process at that address will be THE CORPORATION TRUST COMPANY OF NEVADA.

                               ARTICLE  III

      A. PURPOSE: The purposes for which the Corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:

           1. To have and to exercise all the powers now or hereafter conferred by the Laws of the State of Nevada upon corporations organized pursuant to the laws under which the Corporation is organized and any and all acts amendatory thereof and supplemental thereto...

          2. To discount and negotiate promissory notes, drafts, bills of exchange and other evidence of debts, and to collect for others money due them on notes, drafts, bills of exchange, commercial paper and other evidence of indebtedness.

           3. To purchase or otherwise acquire, own, hold, lease, sell, exchange, assign, transfer, mortgage, pledge, or otherwise dispose of, to guaranty, to invest, trade, and deal in and with personal property of every class and description.

          4. To enter into any kind of contract or agreement, cooperative or profit sharing plan with its officers or employees that the Corporation may deem advantageous or expedient or otherwise to reward or pay such other persons for their services as the directors may deem fit.

           5. To purchase, lease, or otherwise acquire, in whole or in part, the business, the good will, rights, franchises and property of every kind, and to undertake the whole or any part of the assets and liabilities, of any person, firm, association, non-profit or profit Corporation, or own property necessary or suitable for its purposes, and to pay the same in cash, in the stocks or bonds of this company or otherwise, to hold or in any manner dispose of the whole or any part of the business or property so acquired and to exercise all of the powers necessary or incidental to the conduct of such business.

          6. To lend or borrow money and to negotiate and make loans, either on its own account or as agent, or broker for others.

           7. To enter into, make, perform, and carry out contracts of every kind and for any lawful purpose, without limit as to amount with any person, firm, association, cooperative, profit or non-profit Corporation, municipality, state or government or any subdivision, district or department thereof.

           8. To buy, sell, exchange, negotiate, or otherwise deal in, or hypothecate securities, stocks, bonds, debentures, mortgages, notes or other collaterals or securities, created or issued by any Corporation wherever organized including this Corporation, within such limits as may be provided by law, and while owner of any such stocks or other collateral's to exercise all rights, powers and privileges of ownership, including the rights to vote the same; to subscribe for stock of any Corporation to be organized, other than to promote the organization thereof.

           9. To purchase or otherwise acquire, own, hold, lease, sell, exchange, assign, transfer, mortgage, pledge, license, or otherwise dispose of any letters, patents, copyrights, or trademarks, of every class and description.

           10. To do any and all other such acts, things, business or businesses in any manner connected with or necessary, incidental, convenient or auxiliary to do any of these objects hereinbefore enumerated, or calculated, directly or indirectly, to promote the interest of the Corporation; and in carrying on its purposes, or for the purpose of obtaining or furthering any of its business, to do any and all acts and things, and to exercise any and all other powers which a co-partner or natural person could do or exercise, and which now or hereafter may be authorized by law, here and in any other part of the world.

           11. The several clauses contained in this statement of powers shall be construed as both purposes and powers; and the statements contained in each of these clauses shall be in no way limited or restricted, by reference to or inference from, the terms of any other clauses, but shall be regarded as independent purposes and powers; and no recitations, expressions or declaration of specific or special powers or purposes herein enumerated shall be deemed to be exclusive; but is hereby expressly declared that all other lawful powers not inconsistent herewith, are hereby included.


                                ARTICLE  IV

      STOCK:    The aggregate number of shares which the Corporation  shall have the authority to issue is 200,000,000 shares at a par value of $.001 per share. All stock when issued shall be fully paid and non-assessable.

      No holder of shares of common stock of the Corporation shall be entitled, as such, to any pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the Corporation may now or thereafter be authorized to issue. The Board of Directors of the Corporation may, however, by resolution determine that any unissued securities of the Corporation shall be offered for subscription solely to the holders of common stock of the Corporation or solely to the holders of any class or classes of such stock in such proportions based on stock ownership as said Board at its discretion may determine.

      Each share of common stock shall be entitled to one vote at stockholders meetings, either in person or by proxy. Cumulative voting in elections of Directors and all other matters brought before stockholders meeting, whether they be annual or special, shall not be permitted.

                                ARTICLE  V

     STOCKHOLDERS MEETINGS: Meetings of the shareholders shall be held at such place within or without the State of Nevada as may be provided by the By-Laws of the Corporation. Special meetings of the shareholders may be called by the President or any other Executive Officer of the Corporation, the Board of Directors, or any member thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action required or permitted to be taken at a meeting of the shareholders, except election of Directors, may be taken without a meeting if a written consent thereto is signed by shareholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. Said written consents shall be filed with the minutes of the proceedings of the shareholders.

                                ARTICLE  VI

     COMMENCING BUSINESS:   The Corporation shall not commence business
until at least $1,000.00 has been received by it as consideration for the issuance of shares.

                               ARTICLE  VII

      STOCK   RIGHTS:   The Board of Directors shall have the authority  to
determine the classes and series of any subsequent stock issued by the Corporation and the rights and preferences pertaining thereto.

                               ARTICLE  VIII

      BOARD OF DIRECTORS: A majority of the Board of Directors shall be necessary to constitute a quorum; and when so constituted, the Board shall be authorized to transact such business as may be delegated to it by the stockholders and whenever the Board of Directors shall be so assembled and act as a Board, either within or without the State of Nevada, any action taken shall be the action of the Board of Directors and shall be binding upon the Corporation, provided that three days prior notice, given either orally or in writing, of the time and place of the meeting and of the nature of the business proposed to be transacted shall have been given to the entire Board of Directors, unless such notice be waived as hereinafter provided. Any Director may waive notice of any meeting; and such waiver of notice shall be in writing or a written memorandum shall be made of an oral waiver of notice.

                                ARTICLE  IX

      A. DIRECTORS AND OFFICERS: The directors of the Corporation shall consist of a board of not less than three (3) nor more than twenty-five (25), a Chairman of the Board of Directors, a President, a Vice-President, a Secretary and a Treasurer, who shall perform such duties and have such authority as usually pertains to such directors and officers of a corporation or as may be prescribed by the Board of Directors from time to time.

      B. QUALIFICATION OF DIRECTORS AND OFFICERS: Officers and Directors of the Corporation need not be residents of the State of Nevada and need not own shares of the Corporation's stock. The Secretary and Treasurer may, but need not be, the same person.

      C. ELECTION: Directors shall be elected at the annual meeting of the shareholders, and the persons receiving the highest number of votes shall be declared duly elected, providing such numbers shall represent a majority of all votes cast. Within ten (10) days after the election, the Directors shall meet and elect a President, Vice-President, Secretary and Treasurer.

      D. TERM OF OFFICE: The term of office for all Directors shall be at the discretion of the Shareholders, and the term of office for Officers shall be set at the discretion of the Board of Directors, but in no event greater than five years. (amended 12-7-98).

      E. RESIGNATION OF OFFICERS: Any Officer or Director may resign by filing his written resignation with the Secretary of the Corporation, or in the case of the Secretary, with the President of the Corporation and upon acceptance thereof by the Board of Directors, or if such Board shall neglect to act upon such resignation within fourteen (14) days after receipt, the resignation shall become effective and the office shall be deemed vacant.

      F. REMOVAL OF OFFICERS AND DIRECTORS: Any Officer or Director of this Corporation may be removed at any time without cause in the manner provided by the laws of the State of Nevada for the removal of such Officer or Director, or by a majority vote of the outstanding stock of the Corporation at any special meeting of the stockholders called for that purpose as herein provided.

      G. VACANCIES: In the case of death, disability, or resignation of any Officer or Director of the Corporation, the remaining Directors or Director, even though less than a quorum, shall fill vacancies for the unexpired term or terms.

      H. ORIGINAL DIRECTORS: The number of Directors constituting the initial Board of Directors of the Corporation is three (3), and the names and addresses of the persons who are the incorporators and who are to serve as Directors until the first annual meeting of shareholders or until their successors are elected and qualified are:

               1.   JOHN E. FITZWATER
                    701 S. PARKER STREET, SUITE 7300
                    ORANGE, CA  92668

               2.   STEWART FORD
                    2186 SILVA ROAD
                    LAGUNA NIGUEL, CA

               3.   ROBERT BALDWIN
                    1432 WALNUT AVENUE, #206
                    TUSTIN, CA

                                ARTICLE  X

     DURATION:   The period of duration of the Corporation shall be
perpetual.

                                ARTICLE  XI

     AMENDMENT: These Articles of Incorporation, by vote of not less than fifty percent (50%) of the issued and outstanding capital stock of the Corporation, may be deemed amended in any respect amendable at law at any meeting, or without a meeting by informal action as provided in Article V hereof, and pursuant to NRS 78.320(2). A copy of the proposed amendment shall be given to the stockholders as provided in Article V hereof, for calling and holding meetings of the stockholders.

                               ARTICLE  XII

      BY-LAWS: The Board of Directors of the Corporation shall have authority to adopt such By-Laws as in their judgment may be deemed necessary or advisable for the management and transaction of the business of the Corporation provided that such By-Laws are not in conflict with
these  Articles  of   Incorporation or the constitution  of  the  State  of
Nevada.

                               ARTICLE  XIII

      The name and post office address of each of the Incorporators signing the Articles of Incorporation are as follows:

     NAME                POST OFFICE ADDRESS

     D.A. TIU            800 SOUTH FIGUEROA STREET
                         LOS ANGELES, CALIFORNIA 90017

     D.A. YARBOI         800 SOUTH  FIGUEROA STREET
                         LOS ANGELES, CALIFORNIA 90017

     R. RODRIGUEZ        800 SOUTH  FIGUEROA STREET
                         LOS ANGELES, CALIFORNIA 90017


                               ARTICLE XIV.
                        (added by amendment 12-7-98

      A. LIABILITY OF DIRECTORS AND OFFICERS... As fully as possible under the laws of the State of Nevada as they now exist and they may from time to time be revised, the Corporation intends that its directors and officers be protected from legal action by stockholders other persons
(natural or otherwise) on account of service as directors or officers of the Corporation. No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer, or for any actions of the Corporation, to stockholders or any other person (natural or otherwise); provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (1) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (2) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification. (article added 12-7-98)

      B.    INDEMNIFICATION.   No officer or Director shall  be  personally
liable for any obligations of the corporation or for any duties or obligations arising out of any acts or conduct of said officer of Director performed for or on behalf of the corporation. Any person threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he, his testator or intestate representative is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against all reasonable expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudicated in such action, suit or proceeding or in connection with any appeal therein that such officer, director, employee or agent is liable for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law in the performance of his duties. (article added 12-7-98)

       C.     AMOUNT  OF  INDEMNIFICATION.    Pursuant  to  the   foregoing
indemnification, the amount of indemnity to which any officer, director, employee or agent shall be entitled shall be those actual and reasonable expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and necessarily incurred by him, and the Corporation shall pay in advance or as they are incurred, any and all retainers, fees, costs, judgments, fines, amounts paid in settlement or other expenses incurred by any officer, director, employee or agent of the Corporation, in defending any threatened or pending civil or criminal action, suit or proceeding. (article added 12-7-98)

      D. OTHER INDEMNIFICATION. The indemnification herein provided shall not be deemed exclusive of any other right to indemnification to which any person seeking indemnification may be under any by-law, agreement, vote of stockholders or disinterested Directors, or otherwise, both as to action taken in his official capacity and as to action taken in any other capacity while holding such office. It is the intent hereof that all officers, directors, employees and agents of the Corporation be and hereby are indemnified to the fullest extent permitted by the laws of the State of Nevada and these By-Laws. The indemnification herein provided shall continue as to any person who has ceased to be a Director, officer or employee, and shall inure to the benefit of the heirs, executors and administrators of any such person. (article added 12-7-98)

      E. SETTLEMENT BY CORPORATION. The right of any person to be indemnified shall be subject always to the right of the corporation by the Board of Directors, in lieu of such indemnification, to settle any such claim, action, suit or proceeding at the expense of the corporation by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith. (article added 12-7-98)


      IN WITNESS whereof we have subscribed our names on the 30th day of DECEMBER, 1998; effective on the7th day of DECEMBER, 1998.


                                   __________________________________
                                   Daniel J. Mendez, Director and President

                                   __________________________________
                                   Albert Figueroa, Director and Secretary